                                                                    Exhibit 10.3

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                           REVOLVING CREDIT AGREEMENT
                           --------------------------



                          Dated as of November 29, 1996



                                      among



                             JHFSC ACQUISITION CORP.



                                       and



                         THE BANKS LISTED ON SCHEDULE 1
                                 ATTACHED HERETO


                                       and


                   THE FIRST NATIONAL BANK OF BOSTON, AS AGENT


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



                                TABLE OF CONTENTS


ss.1.  DEFINITIONS AND RULES OF INTERPRETATION.  ............................1
       ss.1.1.  Definitions.  ...............................................1
       ss.1.2.  Rules of Interpretation.  ..................................15

ss.2.  THE REVOLVING CREDIT FACILITY.  .....................................16
       ss.2.1.  Commitment to Lend.  .......................................16
       ss.2.2.  Mandatory Reductions in the  Total Commitment.  ............16
       ss.2.3.  Optional Reductions in the Total Commitment.  ..............18
       ss.2.4.  The Notes.  ................................................19
       ss.2.5.  Interest on Revolving Credit Loans.  .......................19
       ss.2.6.  Requests for Revolving Credit Loans.  ......................19
       ss.2.7.  Conversion Options.  .......................................20
                ss.2.7.1.  Conversion to Different Type of Revolving
                           Credit Loan. ....................................20
                ss.2.7.2.  Continuation of Type of Revolving
                           Credit Loan.  ...................................20
                ss.2.7.3.  Eurodollar Rate Loans.  .........................20
       ss.2.8.  Funds for Revolving Credit Loans.  .........................21
                ss.2.8.1.  Funding Procedures.  ............................21
                ss.2.8.2.  Advances by Agent.  .............................21

ss.3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.  ...........................22
       ss.3.1.  Maturity.  .................................................22
       ss.3.2.  Mandatory Repayments of Revolving Credit Loans.  ...........22
       ss.3.3.  Optional Repayments of Revolving Credit Loans.  ............22

ss.4.  CERTAIN GENERAL PROVISIONS.  ........................................22
       ss.4.1.  Closing Fee; Arrangement Fee.  .............................22
       ss.4.2.  Agent's Fee.  ..............................................22
       ss.4.3.  Commitment Fee.  ...........................................22
       ss.4.4.  Funds for Payments.  .......................................23
                ss.4.4.1.  Payments to Agent.  .............................23
                ss.4.4.2.  No Offset, Etc.  ................................23
       ss.4.5.  Computations.  .............................................23
       ss.4.6.  Inability to Determine Eurodollar Rate.  ...................23
       ss.4.7.  Illegality.  ...............................................24
       ss.4.8.  Additional Costs, Etc.  ....................................24
       ss.4.9.  Capital Adequacy.  .........................................25
       ss.4.10. Certificate.  ..............................................26
       ss.4.11. Indemnity.  ................................................26
       ss.4.12. Interest After Default.  ...................................26
                ss.4.12.1.  Overdue Amounts.  ..............................26
                ss.4.12.2.  Amounts Not Overdue.  ..........................26

ss.5.  SECURITY AND GUARANTIES.  ...........................................27
       ss.5.1.  Security.  .................................................27
       ss.5.2.  Guaranties of Subsidiaries.  ...............................27
       ss.5.3.  Freedom Capital.  ..........................................27
ss.6.  REPRESENTATIONS AND WARRANTIES.  ....................................27
       ss.6.1.  Corporate Authority.  ......................................27
                ss.6.1.1.  Incorporation; Good Standing.  ..................27
                ss.6.1.2.  Authorization.  .................................27
                ss.6.1.3.  Enforceability.  ................................28
       ss.6.2.  Capitalization; Subsidiaries, Etc...........................28
       ss.6.3.  Governmental Approvals.  ...................................28
       ss.6.4.  Title to Properties; Leases.  ..............................28
       ss.6.5.  Financial Statements.  .....................................29
       ss.6.6.  No Material Changes, Etc.; Solvency.  ......................29
       ss.6.7.  Business, Etc.  ............................................30
       ss.6.8.  Litigation.  ...............................................30
       ss.6.9.  No Materially Adverse Contracts, Etc.  .....................30
       ss.6.10.  Compliance With Other Instruments, Etc.  ..................30
       ss.6.11.  Tax Status.  ..............................................31
       ss.6.12.  No Event of Default.  .....................................31
       ss.6.13.  Absence of Financing Statements, Etc.  ....................31
       ss.6.14.  Perfection of Security Interest.  .........................31
       ss.6.15.  Certain Transactions.  ....................................31
       ss.6.16.  Employee Benefit Plans.  ..................................32
                 ss.6.16.1.  In General.  ..................................32
                 ss.6.16.2.  Terminability of Welfare Plans.  ..............32
                 ss.6.16.3.  Guaranteed Pension Plans.  ....................32
                 ss.6.16.4.  Multiemployer Plans.  .........................32
       ss.6.17.  Regulations U and X.  .....................................33
       ss.6.18.  Real Estate.  .............................................33
       ss.6.19.  Broker-Dealer Subsidiaries.  ..............................34
       ss.6.20.  Advisory Subsidiaries.  ...................................35
       ss.6.21.  Investment Fund Clients.  .................................35
       ss.6.22.  Holding Company and Investment Company Acts................36
       ss.6.23.  Disclosure.  ..............................................36
       ss.6.24.  Fiscal Year.  .............................................36
       ss.6.25.  Acquisition Documents.  ...................................36
       ss.6.26.  Other Representations; Etc.  ..............................36

ss.7.  AFFIRMATIVE COVENANTS OF THE BORROWER.  .............................37
       ss.7.1.  Punctual Payment.  .........................................37
       ss.7.2.  Maintenance of Office.  ....................................37
       ss.7.3.  Records and Accounts.  .....................................37
       ss.7.4.  Financial Statements, Certificates and Information.  .......37
       ss.7.5.  Notices.  ..................................................38
                ss.7.5.1.  Defaults.  ......................................38
                ss.7.5.2.  Notification of Claims Against Collateral.  .....38
                ss.7.5.3.  Notice of Litigation and Judgments.  ............38
                ss.7.5.4.  Claims Under Acquisition Documents.  ............39
       ss.7.6.  Corporate Existence; Maintenance of Properties.  ...........39
       ss.7.7.  Insurance.  ................................................39
       ss.7.8.  Taxes.  ....................................................39
       ss.7.9.  Inspection of Properties and Books, Etc.  ..................40
                 ss.7.9.1.  General.  ......................................40
                 ss.7.9.2.  Communication with Accountants.  ...............40
       ss.7.10.  Compliance with Laws, Contracts, Licenses,
                 and Permits.  .............................................40
       ss.7.11.  Employee Benefit Plans.  ..................................41
       ss.7.12.  Use of Proceeds.  .........................................41
       ss.7.13.  Interest Rate Protection Arrangements.  ...................41
       ss.7.14.  Additional Subsidiaries.  .................................41
       ss.7.15.  Further Assurances.  ......................................42

ss.8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  ........................42
       ss.8.1.  Restrictions on Indebtedness.  .............................42
       ss.8.2.  Restrictions on Liens.  ....................................44
       ss.8.3.  Restrictions on Investments.  ..............................46
       ss.8.4.  Distributions.  ............................................47
       ss.8.5.  Merger, Consolidation.  ....................................47
                ss.8.5.1.  Mergers and Acquisitions.  ......................47
                ss.8.5.2.  Disposition of Assets.  .........................47
       ss.8.6.  Sale and Leaseback.  .......................................48
       ss.8.7.  Compliance with Environmental Laws.  .......................48
       ss.8.8.  Employee Benefit Plans.  ...................................48
       ss.8.9.  Change in Terms of Equity Securities;
                Issuance of Equity Securities by Subsidiaries.  ............49
       ss.8.10. Fiscal Year.  ..............................................49
       ss.8.11. Stockholders Agreement.  ...................................49

ss.9.  FINANCIAL COVENANTS OF THE BORROWER AND ITS SUBSIDIARIES.  ..........49
       ss.9.1.  Leverage Ratio  ............................................49
       ss.9.2.  Debt Service Coverage.  ....................................49
       ss.9.3.  Net Worth.  ................................................50
       ss.9.4.  Interest Coverage.  ........................................50
       ss.9.5.  Tangible Net Capital  ......................................50
       ss.9.6.  Subsidiary Leverage Ratio.  ................................51
       ss.9.7.  Net Capital.  ..............................................51
       ss.9.8.  Capital Expenditures.  .....................................51

ss.10. CLOSING CONDITIONS.  ................................................51
       ss.10.1.  Loan Documents; Acquisition Documents.  ...................51
       ss.10.2.  Certified Copies of Charter Documents.  ...................52
       ss.10.3.  Corporate Action.  ........................................52
       ss.10.4.  Incumbency Certificate.  ..................................52
       ss.10.5.  Validity of Liens.  .......................................52
       ss.10.6.  Lien Search Certificates and UCC Search Results.  .........52
       ss.10.7.  Certificates of Insurance.  ...............................52
       ss.10.8.  Solvency Certificate.  ....................................53
       ss.10.9.  Opinions of Counsel.  .....................................53
       ss.10.10.  Payment of Fees.  ........................................53
       ss.10.11.  Closing of Acquisition.  .................................53
       ss.10.12.  Capital Contributions.  ..................................53
       ss.10.13.  Compliance Certificate.  .................................53
       ss.10.14.  Federal Reserve Forms U-1.  ..............................53
       ss.10.15.  Financial Conditions.  ...................................53
       ss.10.16.  Representations and Warranties.  .........................54
       ss.10.17.  Proceedings and Documents.  ..............................54

ss.11. CONDITIONS TO ALL BORROWINGS.  ......................................54
       ss.11.1.  Representations True; No Event of Default.  ...............54
       ss.11.2.  No Legal Impediment.  .....................................54
       ss.11.3.  Governmental Regulation.  .................................54
       ss.11.4.  Proceedings and Documents.  ...............................55

ss.12. EVENTS OF DEFAULT; ACCELERATION; ETC.  ..............................55
       ss.12.1.  Events of Default and Acceleration.  ......................55
       ss.12.2.  Termination of Commitments.  ..............................58
       ss.12.3.  Remedies.  ................................................58
       ss.12.4.  Distribution of Collateral Proceeds.  .....................59

ss.13. SETOFF.  ............................................................59

ss.14. THE AGENT.  .........................................................60
       ss.14.1.  Authorization.  ...........................................60
       ss.14.2.  Employees and Agents.  ....................................60
       ss.14.3.  No Liability.  ............................................61
       ss.14.4.  No Representations.  ......................................61
       ss.14.5.  Payments.  ................................................61
                 ss.14.5.1.  Payments to Agent.  ...........................61
                 ss.14.5.2.  Distribution by Agent.  .......................61
                 ss.14.5.3.  Delinquent Banks.  ............................62
       ss.14.6.  Holders of Notes.  ........................................62
       ss.14.7.  Indemnity.  ...............................................62
       ss.14.8.  Agent as Bank.  ...........................................62
       ss.14.9.  Resignation.  .............................................63
       ss.14.10. Notification of Defaults and Events of Default.  ..........63

ss.15. EXPENSES.  ..........................................................63

ss.16. INDEMNIFICATION.  ...................................................64

ss.17. SURVIVAL OF COVENANTS, ETC.  ........................................64

ss.18. ASSIGNMENT AND PARTICIPATION.  ......................................65
       ss.18.1.  Conditions to Assignment by Banks.  .......................65
       ss.18.2.  Certain Representations and Warranties; Limitations;
                 Covenants.  ...............................................65
       ss.18.3.  Register.  ................................................66
       ss.18.4.  New Notes.  ...............................................66
       ss.18.5.  Participations.  ..........................................67
       ss.18.6.  Disclosure.  ..............................................67
       ss.18.7.  Assignee or Participant Affiliated with the Borrower.  ....67
       ss.18.8.  Miscellaneous Assignment Provisions.  .....................68
       ss.18.9.  Assignment by Borrower.  ..................................68

ss.19. NOTICES, ETC.  ......................................................68

ss.20. GOVERNING LAW.  .....................................................69

ss.21. HEADINGS.  ..........................................................69

ss.22. COUNTERPARTS.  ......................................................69

ss.23. ENTIRE AGREEMENT, ETC.  .............................................69

ss.24. WAIVER OF JURY TRIAL.  ..............................................70

ss.25. CONSENTS, AMENDMENTS, WAIVERS, ETC.  ................................70

ss.26. SEVERABILITY.  ......................................................70

EXHIBITS:

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Loan Request
Exhibit C - Form of Compliance Certificate
Exhibit D - Form of Assignment of Acquisition Documents
Exhibit E - Form of Focus Report
Exhibit F - Form of Guaranty
Exhibit G - Form of Security Agreement
Exhibit H - Form of Stock Pledge Agreement
Exhibit I - Form of Assignment and Acceptance

SCHEDULES:

Schedule 1 - Banks, Commitment Amounts; Etc.
Schedule 6.2(a) - Obligations with respect to Borrower's Equity Securities
Schedule 6.2(b) - Subsidiaries; Active Subsidiaries
Schedule 6.3(a) - Consents Obtained
Schedule 6.3(b) - Approvals Required
Schedule 6.4 - Title to Properties
Schedule 6.8 - Litigation
Schedule 6.15 - Affiliated Transactions
Schedule 6.16 - ERISA Matters
Schedule 6.19(a) - Broker-Dealer Securities Exchanges
Schedule 6.19(b) - Broker-Dealer Noncompliance
Schedule 6.19(c) - Broker-Dealer Defaults
Schedule 6.20(a) - Advisor Jurisdictions
Schedule 6.20(b) - Advisor Noncompliance
Schedule 6.20(c) - Advisor Defaults
Schedule 6.21 - Fund Agreements
Schedule 8.1 - Indebtedness
Schedule 8.1(h) - Bank of New York
Financing Schedule 8.2 - Liens
Schedule 8.3 - Investments




     Exhibits and Schedules have been omitted from this Agreement. The Registrant Agrees to furnish supplementally a copy of such Exhibits and Schedules to the Commission upon request.

                           REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT is made as of November 29, 1996, by and among JHFSC ACQUISITION CORP. (the "Borrower"), a Delaware corporation, and THE FIRST NATIONAL BANK OF BOSTON, THE BANK OF NEW YORK and the other lending institutions listed on SCHEDULE 1 attached hereto, THE FIRST NATIONAL BANK OF BOSTON, as agent for itself and such other lending institutions and THE BANK OF NEW YORK as co-agent for itself and such other lending institutions.

     SS.1. DEFINITIONS AND RULES OF INTERPRETATION.

     SS.1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

     ACQUIRED COMPANY. John Hancock Freedom Securities Corporation, a Massachusetts corporation.

     ACQUISITION. The acquisition by the Borrower from the Seller of all of the outstanding Equity Securities of the Acquired Company.

     ACQUISITION DOCUMENTS. The Contribution Agreement and all other agreements and documents required to be entered into or delivered pursuant to such agreement or in connection with the Acquisition.

     ACTIVE SUBSIDIARIES. The Advisory Subsidiaries, the Broker-Dealer Subsidiaries and all other Subsidiaries of the Borrower that are not Inactive Subsidiaries.

     ADVISERS ACT. The Investment Advisers Act of 1940 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     ADVISORY AGREEMENTS. The binding written contractual agreements under which the Borrower or any of its Subsidiaries provides investment advisory services.

     ADVISORY SUBSIDIARIES. Those Subsidiaries of the Borrower that provide investment advisory services.

     AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

     AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     AGENT. The First National Bank of Boston acting as agent for the Banks.

     AGENT'S SPECIAL COUNSEL. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

     APPLICABLE MARGIN. For each period commencing at the beginning of the month immediately following the month in which a Compliance Certificate is to be delivered with respect to a fiscal quarter of the Borrower through the month in which the next quarterly Compliance Certificate is to be delivered pursuant to ss.7.4(c) hereof (each a "Rate Adjustment Period"), the Applicable Margin shall be the percentage set forth below opposite the Borrower's Leverage Ratio as determined at the end of the fiscal quarter of the Borrower ending immediately prior to the applicable Rate Adjustment Period:


                                       Applicable Margin             Applicable Margin
            Leverage Ratio            For Base Rate Loans        For Eurodollar Rate Loans
            --------------            -------------------        -------------------------

   Less than 1.25 to 1.00                    0.00%                         0.75%

   Greater than or equal to 1.25 to          0.00%                         1.00%
    1.00 but less than 1.75 to 1.00

   Greater than or equal to 1.75 to          0.00%                         1.25%
    1.00 but less than 2.25 to 1.00

   Greater than or equal to 2.25 to          0.00%                         1.50%
    1.00 but less than 2.75 to 1.00

   Greater than or equal to 2.75 to          0.25%                         1.75%
    1.00 but less than 3.00 to 1.00

   Greater than or equal to 3.00 to          0.50%                         2.00%
                 1.00

     Notwithstanding the foregoing, for the period commencing on the Closing Date through the end of the month in which the first quarterly Compliance Certificate is to be delivered pursuant to ss.7.4(c) hereof, the Applicable Margin shall be determined based upon the Compliance Certificate delivered to the Banks on the Closing Date for Revolving Credit Loans outstanding during such period.

     ASSET SALE. The sale by the Borrower or any Subsidiary of the Borrower of assets in any fiscal year, whether in one transaction or a series of transactions, that constitute 5% or more of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the first day of such fiscal year, other than sales by any Broker-Dealer Subsidiary of Investments permitted under ss.8.3(i) hereof.

     ASSIGNMENT AND ACCEPTANCE. See ss.18.1 hereof.

     ASSIGNMENT OF ACQUISITION DOCUMENTS. The Collateral Assignment of Acquisition Documents, dated as of the date hereof, between the Borrower and the Agent and substantially in the form of EXHIBIT D attached hereto.

     BALANCE SHEET DATE. The date of the Pro Forma Balance Sheet.

     BANKS. FNBB and the other lending institutions listed on SCHEDULE 1 attached hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.18 hereof.

     BASE RATE. The higher of (a) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     BASE RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

     BORROWER. As defined in the preamble hereto.

     BRIDGE FINANCING. Subordinated Indebtedness of the Borrower payable to Persons who own Equity Securities of the Borrower or any Affiliates of such Persons, and incurred by the Borrower on an interim basis pending the receipt by the Borrower of proceeds from the sale of its Equity Securities.

     BROKER-DEALER AGREEMENTS. See ss.6.19 hereof.

     BROKER-DEALER SUBSIDIARIES. Those Subsidiaries of the Borrower that (a) provide broker/dealer services, (b) act as a broker or a dealer or (c) are required to comply with net capital requirements under the Exchange Act.

     BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts and New York, New York, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CASH DISTRIBUTION AMOUNT. See ss.8.4(a) hereof.

     CERCLA. See ss.6.18 hereof.

     CLOSING DATE. The first date on which the conditions set forth in ss.10 hereof have been satisfied.

     CO-AGENT. The Bank of New York acting as co-agent for the Banks.

     CODE. The Internal Revenue Code of 1986.

     COLLATERAL. All of the property, rights and interests of the Borrower and certain of its Subsidiaries that are subject to the security interests created by the Security Documents.

     COMMITMENT. The agreement of each Bank, subject to the terms and conditions of this Credit Agreement, to make Revolving Credit Loans to the Borrower.

     COMMITMENT AMOUNT. With respect to each Bank, the amount set forth on
SCHEDULE 1 attached hereto as the amount of such Bank's Commitment as the same may be reduced from time to time in accordance with the terms hereof; or if such Commitment is terminated pursuant to the provisions hereof, zero.

     COMMITMENT FEE RATE. For each Rate Adjustment Period, the Commitment Fee Rate shall be (a) 0.25% per annum if, as at the end of the fiscal quarter of the Borrower ending immediately prior to such Rate Adjustment Period, the Leverage Ratio is less than 1.75 to 1.00, (b) 0.375% per annum if, as at the end of the fiscal quarter of the Borrower ending immediately prior to such Rate Adjustment Period, the Leverage Ratio is greater than or equal to 1.75 to 1.00 but less than 2.75 to 1.00, and (c) 0.50% per annum if, as at the end of the fiscal quarter of the Borrower ending immediately prior to such Rate Adjustment Period, the Leverage Ratio is greater than or equal to 2.75 to 1.00.

     COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 attached hereto as such Bank's percentage of the Total Commitment.

     COMMITMENT REDUCTION DATE. See ss.2.2 hereof.

     COMMODITIES ACT. The Commodities Exchange Act (or any successor statute), the rules and regulations thereunder, the rules and regulations of the Commodities Futures Trading Commission (or any successor), all as from time to time in effect.

     COMPLIANCE CERTIFICATE. See ss.7.4(c) hereof.

     CONSOLIDATED or CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     CONSOLIDATED EBITDA. For any fiscal period, the sum of (a) the Consolidated Net Income of the Borrower and its Subsidiaries for such period, after all expenses and other proper charges but before payment or provision for any income (including capital gains), franchise, occupancy, sales and use taxes or interest expense of the Borrower for such period, PLUS (b) the aggregate amount of depreciation, amortization and other non-cash charges made in calculating Consolidated Net Income for such period, MINUS (c) for purposes of the calculation of Consolidated EBITDA for the covenants set forth in ss.ss.9.2 and
9.4 hereof and for purposes of determining Excess Cash Flow, the aggregate amount of principal payments made during such period (but not including payments made prior to the Closing Date) in respect of Indebtedness consisting of fixed asset financings permitted under ss.8.1(f) hereof including the principal component of any Capitalized Lease and other Indebtedness of Subsidiaries permitted under ss.8.1(h) hereof, PLUS (d) for the fiscal quarter in which the Acquisition is consummated, the aggregate amount of the Borrower's one-time Acquisition related charges, PROVIDED that the aggregate amount of such charges does not exceed $10,000,000, all as determined in accordance with generally accepted accounting principles.

     CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

     CONSOLIDATED NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, LESS, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable.

     CONSOLIDATED OPERATING CASH FLOW. For any period, an amount equal to (a) the Consolidated EBITDA for such period, MINUS (b) the sum of (i) cash payments for all taxes paid by the Borrower and its Subsidiaries during such period, PLUS
(ii) Capital Expenditures made by the Borrower and its Subsidiaries during such period in an amount not to exceed the Scheduled Capital Expenditures Amount (including any Scheduled Capital Expenditure Amount permitted to be carried over from a previous period in accordance with ss.9.8 hereof) to the extent such Capital Expenditures remain unfinanced 90 days after they are made and are not subsequently financed and to the extent such Capital Expenditures are not made from proceeds received by the Borrower from issuance of its Equity Securities.

     CONSOLIDATED REVENUES. For any period, the total revenues of the Borrower and its Subsidiaries determined in accordance with generally accepted accounting principles.

     CONSOLIDATED TOTAL ASSETS. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries.

     CONTRIBUTION AGREEMENT. The Contribution Agreement for the formation of the Borrower, dated as of October 4, 1996, by and among the Borrower, the Seller, Lee and SCP.

     CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with ss.2.7 hereof.

     CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits attached hereto.

     DEBT INCURRENCE. The incurrence by the Borrower of any Indebtedness in respect of borrowed money (not including Indebtedness in respect of borrowed money which the Borrower has guaranteed) other than Indebtedness of the Borrower described in clauses (a), (f) and (k) of ss.8.1 hereof.

     DEFAULT. See ss.12 hereof.

     DELINQUENT BANK. See ss.14.5.3 hereof.

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any Equity Securities of any Person, other than dividends payable solely in Equity Securities of such Person; the purchase, redemption, or other retirement of any Equity Securities of any Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any Person to the holders of its Equity Securities as such; or any other distribution on or in respect of any Equity Securities of any Person.

     DOLLARS or $. Dollars in lawful currency of the United States of America.

     DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 attached hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     DRAWDOWN DATE. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with ss.2.6 hereof.

     ELIGIBLE ASSIGNEE. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     EMPLOYEE GROUP. Collectively, as at any date of determination, the employees of the Acquired Company and its Subsidiaries.

     ENVIRONMENTAL LAWS. See ss.6.18(a) hereof.

     EQUITY ISSUANCE. The issuance by the Borrower of its Equity Securities to Persons (a) who do not own any Equity Securities of the Borrower on the Closing Date or who are not affiliates of such Persons who own Equity Securities of the Borrower on the Closing Date or (b) who are not members of the Employee Group.

     EQUITY SECURITIES. With respect to any corporation, partnership, trust, unincorporated association, joint venture, limited liability company, or other legal or business entity, all equity securities of such entity, including any
(a) common or preferred stock, (b) limited or general partnership interests, (c) options, warrants, or other legal rights to purchase or acquire any equity security, or (d) securities convertible into any equity securities.

     ERISA. The Employee Retirement Income Security Act of 1974.

     ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

     ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

     EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 attached hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the arithmetic average of the rates per annum for the Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     EURODOLLAR RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

     EVENT OF DEFAULT. See ss.12 hereof.

     EXCESS CASH FLOW. For any fiscal year an amount equal to (a) the Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal year, MINUS (b) the aggregate amount of cash taxes of the Borrower and its Subsidiaries paid during such fiscal year, MINUS (c) the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year in an amount not to exceed the Scheduled Capital Expenditures Amount (including any Scheduled Capital Expenditures Amount permitted to be carried over from a previous period in accordance with ss.9.8 hereof), MINUS (d) the aggregate amount of all mandatory payments made on or in respect of Funded Debt of the Borrower and its Subsidiaries during such fiscal year, without duplication and to the extent not already subtracted in the calculation of Consolidated EBITDA, MINUS (e) $2,500,000. Notwithstanding the foregoing, no voluntary or mandatory payments made with respect to Indebtedness of the Broker-Dealer Subsidiaries permitted under ss.8.1(h) hereof shall be subtracted under clause (d), and only Capital Expenditures made during such fiscal year and not financed within ninety days after the end of such fiscal year shall be subtracted under clause (c), for purposes of calculating Excess Cash Flow.

     EXCHANGE ACT. The Securities Exchange Act of 1934 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     FEE LETTER. The letter agreement, dated as of the date hereof, between the Borrower and the Agent.

     FINANCIAL OBLIGATIONS. With respect to any fiscal period, an amount equal to the sum of all principal payments on Funded Debt of the Borrower that become due and payable or that are to become due and payable during such fiscal period and all principal payments on all other Indebtedness of the Borrower that become due and payable by the Borrower or that are to become due and payable by the Borrower during such fiscal period pursuant to any agreement or instrument to which the Borrower is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases.

     FNBB. The First National Bank of Boston in its individual capacity.

     FOCUS REPORT. The Financial and Operational Combined Uniform Single Report, in the form of EXHIBIT E attached hereto, used by a Broker-Dealer Subsidiary to evidence compliance with applicable net capital requirements under the Exchange Act, as such report and the defined terms used therein are in effect on the date hereof.

     FREEDOM CAPITAL. Freedom Capital Management Corporation, a Massachusetts corporation and a wholly-owned Subsidiary of the Borrower.

     FUND. With respect to any Trust that has more than one portfolio, the individual portfolio for which the Borrower or any of its Subsidiaries provides investment advisory services pursuant to an Advisory Contract.

     FUND AGREEMENTS. As defined in ss.6.21 hereof.

     FUNDED DEBT. With respect to any Person, at any time, all Indebtedness of such Person at such time, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (a) in respect of money borrowed or the deferred purchase price of property and services (excluding trade accounts payable), (b) in respect of letters of credit, bankers' acceptances, or similar facilities, (c) in respect of any Capitalized Leases, (d) evidenced by any loan or credit agreement, reimbursement agreement, promissory note, debenture, bond, or other similar contract, and (e) any Indebtedness of any other entity of a type described in (a), (b), (c), or (d) that such Person has guaranteed or for which such Person is otherwise responsible or liable, directly or indirectly, PROVIDED, however that (i) with respect to Subsidiaries of the Borrower, Funded Debt shall not include Indebtedness in respect of securities repurchase agreements, and (ii) with respect to the Borrower, Funded Debt shall not include Indebtedness of any Subsidiary of the Borrower of a type described in (a), (b), (c) or (d) that the Borrower has guaranteed.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in ss.9 hereof, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the

Financial Accounting Standards Board and its predecessors, in effect on the Balance Sheet Date, consistently applied, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements delivered on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, PROVIDED that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     GUARANTOR. Any Subsidiary of the Borrower that is a party to the Guaranty or that delivers an Instrument of Adherence to the Guaranty pursuant to ss.7.14 hereof.

     GUARANTY. The Guaranty, dated as of the date hereof, made by certain of the Subsidiaries of the Borrower in favor of the Banks and the Agent pursuant to which such Subsidiary guaranties to the Banks and the Agent the payment and performance of the Obligations, substantially in the form of EXHIBIT F attached hereto.

     HAZARDOUS SUBSTANCES. See ss.6.18(b) hereof.

     INACTIVE SUBSIDIARIES. Those Subsidiaries of the Borrower that carry on insignificant business activities and whose revenue for the most recently completed fiscal year of the Acquired Company, on a combined basis, constitute no more than 3% of the Consolidated Revenue of the Borrower and its Subsidiaries for such fiscal year.

     INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, including, without limitation, all Funded Debt, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     INSTRUMENT OF ADHERENCE. An Instrument of Adherence to the Guaranty substantially in the form of EXHIBIT A to the Guaranty.

     INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     INTEREST PERIOD. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C) if the Borrower shall fail to give notice as provided in ss.2.7 hereof, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (E) any Interest Period relating to any Revolving Credit Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

     INTEREST RATE PROTECTION ARRANGEMENTS. See ss.7.13 hereof.

     INVESTMENT COMPANY ACT. The Investment Company Act of 1940 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     LEE. Collectively, Thomas H. Lee Equity Fund III, L.P., a Delaware limited partnership, Thomas H. Lee Foreign Fund III, L.P., a Delaware limited partnership, THL-CCI Limited Partnership and their respective Affiliates.

     LEVERAGE RATIO. As at the last day of any fiscal quarter, the ratio of (a) Funded Debt of the Borrower outstanding on such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower ended on such date.

     LOAN DOCUMENTS. This Credit Agreement, the Notes, the Fee Letter, the Security Documents and all other documents designated by the parties thereto as a Loan Document for purposes hereof.

     LOAN REQUEST. See ss.2.6 hereof.

     MAJORITY BANKS. As of any date, the Banks holding at least 51% of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least 51% of the Total Commitment.

     MATERIAL ADVERSE EFFECT. Any (i) material adverse effect on the business, properties, condition (financial or otherwise) and operations of the Borrower and its Subsidiaries on a consolidated basis; or (ii) material adverse effect on the legality, validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NASD. The National Association of Securities Dealers, Inc. (or any successor self-regulatory organization).

     NET PROCEEDS. The aggregate amount received by the Borrower or any Subsidiary of the Borrower from (a) any Asset Sale, net of out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such sale including the taxes incurred by the Borrower or such Subsidiary as a result of such Asset Sale and the payment of Indebtedness secured by the assets sold,
(b) any Equity Issuance, net of out-of-pocket expenses incurred in connection with such Equity Issuance, or (c) any Debt Incurrence by the Borrower, net of out-of-pocket expenses incurred by the Borrower in connection with such transaction.

     NOTES. See ss.2.3 hereof.

     OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans or any of the Notes or other instruments at any time evidencing any thereof.

     OUTSTANDING. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted by ss.8.2 hereof.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PRO FORMA BALANCE SHEET. See ss.6.5 hereof.

     RATE ADJUSTMENT PERIOD. See the definition of Applicable Margin.

     RCRA. See ss.6.18 hereof.

     REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Note.

     REDUCTION AMOUNT. See ss.2.2 hereof.

     REFERENCE BANK. FNBB.

     REGISTER. See ss.18.3 hereof.

     REVOLVING CREDIT LOAN MATURITY DATE. December 31, 2001 or such earlier date on which the Total Commitment is terminated pursuant to the provisions hereof.

     REVOLVING CREDIT LOANS. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to ss.2 hereof.

     SARA. See ss.6.18 hereof.

     SCHEDULED CAPITAL EXPENDITURES AMOUNT. See ss.9.8 hereof.

     SCP. SCP Private Equity Partners, L.P., a Delaware limited partnership.

     SECURITIES ACT. The Securities Act of 1933 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     SECURITY AGREEMENT. The Security Agreement, dated as of the date hereof, between the Borrower and the Agent and substantially in the form of EXHIBIT G attached hereto.

     SECURITY DOCUMENTS. The Guaranty, the Security Agreement, all Instruments of Adherence to the Guaranty delivered after the Closing Date pursuant to ss.7.14 hereof, the Stock Pledge Agreements and the Assignment of Acquisition Documents.

     SELLER. John Hancock Subsidiaries, Inc., a Delaware corporation.

     STOCK PLEDGE AGREEMENTS. Collectively, the Stock Pledge Agreements delivered by the Borrower and certain Subsidiaries of the Borrower to the Agent and, in each case, substantially in the form of EXHIBIT H attached hereto.

     STOCKHOLDERS AGREEMENT. That certain Stockholders Agreement, dated as of the date hereof, by and among the Borrower, Lee, SCP, the Employee Group and the Seller, as the provisions thereof may be amended and in effect from time to time.

     SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     SUBSIDIARY LEVERAGE RATIO. As at the last day of any fiscal quarter and with respect to any Broker-Dealer Subsidiary, the ratio of (a) the total assets (as defined in the Focus Report) of such Broker-Dealer Subsidiary MINUS the aggregate amount of reverse repurchase agreements outstanding to such Broker-Dealer Subsidiary to (b) the sum of the (i) equity (as such term is defined in the Focus Report) PLUS (ii) subordinated debt (as such term is defined in the Focus Report) of such Broker-Dealer

Subsidiary including, without duplication, the subordinated debt of such Broker-Dealer Subsidiary due within twelve months of the date of determination.

     SUTRO. Sutro and Co. Incorporated, a Nevada corporation and a wholly-owned Subsidiary of the Acquired Company.

     TANGIBLE NET CAPITAL. With respect to any Broker-Dealer Subsidiary, the sum of the net capital of such Broker-Dealer Subsidiary (as defined in the Focus Report and, including, for purposes calculation of Tangible Net Capital, without duplication, the subordinated debt of such Broker-Dealer Subsidiary due within twelve months of the date of determination) PLUS an amount equal to 50% of the aggregate amount of the haircuts (as defined in the Focus Report) required by regulators on the securities position of such Broker-Dealer Subsidiary in determining compliance with net capital requirements under the Exchange Act.

     TOTAL COMMITMENT. The sum of the Commitment Amounts of the Banks, as in effect from time to time.

     TOTAL DEBT SERVICE. With respect to any fiscal period, an amount equal to the sum of (a) the Financial Obligations for such period PLUS (b) the Total Interest Expense for such period.

     TOTAL INTEREST EXPENSE. For any fiscal period, the aggregate amount of interest required to be paid or accrued by the Borrower during such period on all Indebtedness of the Borrower outstanding during all or any part of such fiscal period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases.

     TRUST. Each registered investment company under the Investment Company Act for which any of the Advisory Subsidiaries provides investment advisory services pursuant to an Advisory Contract.

     TUCKER ANTHONY. Tucker Anthony Incorporated, a Massachusetts corporation and a wholly-owned Subsidiary of the Acquired Company.

     TYPE. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     SS.1.2. RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

     SS.2. THE REVOLVING CREDIT FACILITY.

     SS.2.1 COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with ss.2.7 hereof, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment Amount, PROVIDED that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.ss.10 and 11 hereof, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss.11 hereof, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     SS.2.2. MANDATORY REDUCTIONS IN THE TOTAL COMMITMENT. (a) Unless the Commitments are terminated earlier pursuant to the provisions of ss.2.3 hereof, on each of the dates set forth in the table below (each such date being referred to as a

"Commitment Reduction Date"), the Total Commitment shall be automatically reduced by the amount set forth opposite such date in the column headed "Reduction Amount" set forth below (each a "Reduction Amount"), as such Reduction Amount may be adjusted from time to time pursuant to ss.2.3 hereof and clauses (b) and (c) of this ss.2.2:



Commitment Reduction Date                       Reduction Amount
-------------------------                       ----------------

    September 30, 1997                             $2,500,000
    December 31, 1997                              $2,500,000

      March 31, 1998                               $2,500,000
      June 30, 1998                                $2,500,000
    September 30, 1998                             $2,500,000
    December 31, 1998                              $2,500,000

      March 31, 1999                               $3,125,000
      June 30, 1999                                $3,125,000
    September 30, 1999                             $3,125,000
    December 31, 1999                              $3,125,000

      March 31, 2000                               $6,250,000
      June 30, 2000                                $6,250,000
    September 30, 2000                             $6,250,000
    December 31, 2000                              $6,250,000

      March 31, 2001                               $8,125,000
      June 30, 2001                                $8,125,000
    September 30, 2001                             $8,125,000

    December 31, 2001                           Remaining Amount
                                                 of the Facility

On each Commitment Reduction Date there shall become absolutely and unconditionally due and payable, and the Borrower hereby absolutely and unconditionally promises to pay to the Banks, the amount by which the aggregate principal amount of all Revolving Credit Loans outstanding exceeds the then reduced Total Commitment. On the Revolving Credit Loan Maturity Date, unless terminated earlier pursuant to the provisions hereof, the Total Commitment shall be reduced to $0 and all Revolving Credit Loans, plus all accrued and unpaid interest thereon shall be due and payable in full.

     (b) If, as at the last day of each fiscal year of the Borrower commencing with the fiscal year of the Borrower ending on December 31, 1997, the Leverage Ratio is (a) greater than 2.00 to 1.00, then the Total Commitment will be automatically reduced on the next June 30 by an amount equal to 50% of the Excess Cash Flow calculated for the fiscal year of the Borrower then ended, or
(b) greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00, then the Total Commitment will be automatically reduced on the next June 30 by an amount equal to 25% of the Excess Cash Flow calculated for the fiscal year of the Borrower then ended.

     (c) If, at any time after the Closing Date, the Borrower or any Subsidiary of the Borrower receives Net Proceeds from an Asset Sale, the Total Commitment will be automatically reduced 180 days after the receipt of such Net Proceeds by the Borrower or such Subsidiary by an amount equal to 100% of such Net Proceeds which are not used by the Borrower or such Subsidiary prior to such date to replace the assets sold.

     (d) If, at any time after the Closing Date, the Borrower receives Net Proceeds from a Debt Incurrence (other than in respect of a Bridge Financing), the Total Commitment will be automatically reduced 90 days after the receipt of such Net Proceeds by the Borrower by an amount equal to 100% of such Net Proceeds.

     (e) If, at any time after the Closing Date, the Borrower receives Net Proceeds from a Debt Incurrence which is a Bridge Financing, the Total Commitment will be automatically reduced 120 days after the receipt of such Net Proceeds by the Borrower by an amount equal to 100% of such Net Proceeds MINUS the amount, if any, used by the Borrower to repay such Bridge Financing in accordance with ss.8.1(l) hereof.

     (f) If, at any time after the Closing Date, the Borrower or any Subsidiary of the Borrower receives Net Proceeds from an Equity Issuance, the Total Commitment will be automatically reduced 90 days after the receipt of such Net Proceeds by the Borrower or such Subsidiary by an amount equal to 50% of such Net Proceeds.

     (g) On the date of each mandatory reduction in the Total Commitment under clauses (b), (c), (d), (e) and (f) of this ss.2.2, the Reduction Amount for each Commitment Reduction Date occurring after such date shall be adjusted by applying the amount of such mandatory reduction against the subsequent Reduction Amounts in the inverse order of maturity.

     SS.2.3. OPTIONAL REDUCTIONS IN THE TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce the Total Commitment by $2,500,000 or a larger integral multiple of $500,000 or terminate entirely the Commitments, whereupon the Commitment Amount of each Bank shall be reduced PRO RATA in accordance with its respective Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3, the Agent will notify the Banks of the substance thereof. On the date of each voluntary reduction in the Total Commitment under this ss.2.3, the Reduction Amount for each Commitment Reduction Date occurring after such date shall be adjusted by applying the amount of such voluntary reduction against the subsequent Reduction Amounts in the inverse order of maturity. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction of the Total Commitment or termination of the Commitments may be reinstated.

     SS.2.4. THE NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT A attached hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Amount or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     SS.2.5. INTEREST ON REVOLVING CREDIT LOANS. (a) Except as otherwise provided in ss.4.12 hereof,

          (i) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate PLUS the Applicable Margin for Base Rate Loans; and

          (ii) each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS the Applicable Margin for Eurodollar Rate Loans.

     (b) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

     SS.2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B attached hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") (a) no later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and
(b) no less than three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

     SS.2.7. CONVERSION OPTIONS.

          SS.2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, PROVIDED that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (c) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least four (4) Eurodollar Business Days prior written notice of such election and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted as provided herein, PROVIDED that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          SS.2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.7.1 hereof; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this ss.2.7.2 is scheduled to occur.

          SS.2.7.2. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

     SS.2.8. FUNDS FOR REVOLVING CREDIT LOANS.

          SS.2.8.1 FUNDING PROCEDURES.

          Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.10 and 11 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loan made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loan shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loan.

          SS.2.8.2 ADVANCES BY AGENT.

          The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loan to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loan, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loan shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loan is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loan made on such Drawdown Date.

SS.3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

     SS.3.1 MATURITY.

     The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     SS.3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the outstanding amount of the Revolving Credit Loans exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Revolving Credit Loans.

     SS.3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto unless the Borrower shall indemnify the Banks as provided in ss.4.11(c) hereof. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days prior written notice, of any proposed repayment pursuant to this ss.3.3 of Base Rate Loans, and four (4) Eurodollar Business Days notice of any proposed repayment pursuant to this ss.3.3 of Eurodollar Rate Loans, in each case, specifying the proposed date of payment of Revolving Credit Loans and the principal amount to be paid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     SS.4. CERTAIN GENERAL PROVISIONS.

     SS.4.1 CLOSING FEE; ARRANGEMENT FEE. (a) The Borrower agrees to pay to the Agent for the account of each Bank on the Closing Date a closing fee in an amount equal to 0.25% of such Bank's Commitment Amount.

     (b) The Borrower agrees to pay to the Agent, for its own account, an arrangement fee as set forth in the Fee Letter.

     SS.4.2. AGENT'S FEE. The Borrower shall pay to the Agent annually in advance, for the Agent's own account, on the first anniversary of the Closing Date and on each anniversary of the Closing Date thereafter prior to the termination of the Commitments hereunder, a non-refundable Agent's fee in the amount of $25,000.

     SS.4.3. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of per annum equal to the Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

     SS.4.4. FUNDS FOR PAYMENTS.

          SS.4.4.1. PAYMENTS TO AGENT. All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

          SS.4.4.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

          SS.4.5. COMPUTATIONS. All computations of interest on the Revolving Credit Loans and of commitment or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension and be payable on such extended due date. The outstanding amount of the Revolving Credit Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

          SS.4.6. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice at least one (1) Business Day prior to the requested Drawdown Date of such Eurodollar Rate Loan of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     SS.4.7. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this ss.4.7, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     SS.4.8. ADDITIONAL COSTS, ETC. If any change in any present applicable law or any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Revolving Credit Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Bank by an amount which such Bank deems to be material of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Revolving Credit Loans, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon receipt of the certificate referred to in ss.4.10 hereof, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

     SS.4.9. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or made subsequent to the date hereof of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will reflect the economics of the Revolving Credit Loans made or to be made by such Bank hereunder prior to such reduction in the return on capital. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, reflect the economics of the Revolving Credit Loans made or to be made by such Bank hereunder prior to such reduction in the return on capital. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     SS.4.10. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.ss.4.8 or 4.9 hereof and an explanation in reasonable detail of the basis for calculating the additional amounts which are due, shall be promptly submitted by any Bank or the Agent to the Borrower, and such certificate shall be conclusive, absent manifest error, that such amounts are due and owing.

     SS.4.11. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with ss.ss.2.6 or 2.7 hereof or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Eurodollar Rate Loans.

     SS.4.12. INTEREST AFTER DEFAULT.

          SS.4.12.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to 2% above the rate of interest otherwise applicable to Base Rate Loans until such amount shall be paid in full (after as well as before judgment).

          SS.4.12.2. AMOUNTS NOT OVERDUE. During the continuance of any Event of Default and so long as the Banks have not accelerated the entire outstanding principal amount of the Revolving Credit Loans, the principal of the Revolving Credit Loans not overdue shall, until such Event of Default has been cured or waived by the Majority Banks pursuant to ss.25 hereof, bear interest at a rate per annum equal to 1.5% above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to ss.2.5 hereof.

     SS.5. SECURITY AND GUARANTIES.

     SS.5.1. SECURITY. The Obligations shall at all times be secured by a perfected first priority security interest in and lien on (subject only to Permitted Liens entitled to priority under applicable law) all of the assets of the Borrower, including, without limitation, all of the Equity Securities of all of the Borrower's Subsidiaries, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents.

     SS.5.2 GUARANTIES OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty, as amended by the Instruments of Adherence delivered pursuant to ss.7.14 hereof after the Closing Date.

     SS.5.3 FREEDOM CAPITAL. The Borrower shall cause Freedom Capital to (a) on or before December 31, 1997 (unless clause (b) has been satisfied on or before such date), mail proxy statements to the shareholders of each Fund and Trust to which Freedom Capital provides investment advisory services which shall seek approval for the delivery by Freedom Capital of an Instrument of Adherence to the Guaranty and a Stock Pledge Agreement, and (b) on or before February 28, 1998, deliver to the Agent, for the benefit of the Banks, a duly executed Instrument of Adherence to the Guaranty and a duly executed Stock Pledge Agreement, together with stock certificates evidencing the Equity Securities pledged by Freedom Capital under such Stock Pledge Agreement and such supporting documentation, including legal opinions and corporate authority documents, as the Banks may reasonably request.

     SS.6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks and the Agent as follows:

     SS.6.1. CORPORATE AUTHORITY.

          SS.6.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

          SS.6.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

          SS.6.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     SS.6.2. CAPITALIZATION; SUBSIDIARIES, ETC. (a) The Borrower's Equity Securities consist solely of 12,000,000 shares of authorized common stock, $0.01 par value. On the Closing Date, after giving effect to the Acquisition, and before giving effect to any options or warrants, (i) Lee owns 3,993,120 shares (50.58%) of the Borrower's outstanding Equity Securities, (ii) SCP owns 998,280 shares (12.645%) of the Borrower's outstanding Equity Securities, (iii) the Employee Group owns 2,508,600 shares (31.77%) of the Borrower's outstanding Equity Securities and (iv) the Seller owns 394,653.7 shares (4.999%) of the Borrower's outstanding Equity Securities. Except as set forth on SCHEDULE 6.2(A) attached hereto, the Borrower has not agreed, committed, or otherwise obligated itself to authorize or issue any Equity Securities. All of the outstanding Equity Securities of the Borrower are validly issued, fully paid and non-assessable.

     (b) SCHEDULE 6.2(B) attached hereto sets forth a list of (i) each Subsidiary, Active Subsidiary, Advisory Subsidiary and Broker- Dealer Subsidiary of the Borrower, (ii) the number of authorized and outstanding Equity Securities of each class of each Subsidiary of the Borrower and the number and percentage thereof owned, directly or indirectly, by the Borrower, and (iii) any partnership or joint venture in which the Borrower or any of its Subsidiaries is engaged with any other Person. All of the outstanding Equity Securities of each Subsidiary of the Borrower are validly issued, fully paid and non-assessable.

     SS.6.3. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval, authorization or other action by or consent of, or declaration or filing with, any governmental agency or authority other than (a) those already obtained and listed on SCHEDULE 6.3(A) attached hereto and (b) those listed on SCHEDULE 6.3(B) attached hereto.

     SS.6.4. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 6.4 attached hereto, the Borrower and its Subsidiaries own all of the assets reflected in the Pro Forma Balance Sheet of the Borrower and its Subsidiaries or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     SS.6.5. FINANCIAL STATEMENTS. (a) There has been furnished to the Banks an unaudited consolidated PRO FORMA balance sheet of the Borrower and its Subsidiaries as at the October 31, 1996 which gives effect to the Acquisition (the "PRO FORMA BALANCE SHEET"). The Pro Forma Balance Sheet has been prepared in accordance with generally accepted accounting principles (subject to normal year-end adjustments and the absence of footnotes and other presentation items) and fairly presents the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower not disclosed in the Pro Forma Balance Sheet and the related notes thereto.

     (b) There has been furnished to the Banks the (i) audited consolidated financial statements of financial condition, income, changes in stockholder's equity and cash flows as of and for the fiscal years ended December 31, 1994 and December 31, 1995, for the Acquired Company and its Subsidiaries, and (ii) unaudited consolidated statements of financial condition, income, changes in stockholders' equity, and cash flows as of and for the seven (7) months ended July 31, 1996 for the Acquired Company and its Subsidiaries. The financial statements of the Acquired Company (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Acquired Company and its Subsidiaries as of such dates and the results of operations of the Acquired Company and its Subsidiaries for such periods, subject, in the case of the unaudited financial statements, to normal year-end adjustments (which will not be material, individually or in the aggregate) and the absence of footnotes and other presentation items.

     SS.6.6. NO MATERIAL CHANGES, ETC.; SOLVENCY. (a) On and as of the Closing Date, there has not occurred, since December 31, 1995, any materially adverse change in the condition (financial or otherwise), business, properties or operations of the Acquired Company and its Subsidiaries.

     (b) Since the later of the Balance Sheet Date or the last day of the most recently completed fiscal year of the Borrower, there has occurred no change which has had a Material Adverse Effect since such date, and there has not occurred any fact, event or condition which has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

     (c) The Borrower (before and after giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents and the Acquisition Documents) (i) is solvent within the meaning ascribed to such term by applicable state and federal debtor/creditor laws, bankruptcy laws and fraudulent conveyance laws, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

     SS.6.7. BUSINESS, ETC. (a) The Borrower, prior to the consummation of the Acquisition, has not conducted any business activities other than in connection with the negotiation and execution of the Acquisition Documents and, prior to the consummation of the Acquisition, no liabilities other than its obligations under the Acquisition Documents and with respect to the financing arrangements referred to therein. After the consummation of the Acquisition, neither the Borrower nor the Acquired Company owns any assets other than the Equity Securities of its Subsidiaries listed on SCHEDULE 6.2(B) attached hereto.

     (b) After giving effect to the Acquisition, the Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases of real or personal property of which it is lessee, none of which contains any unusual or burdensome provision which will have a Material Adverse Effect and all such leases are valid and subsisting and in full force and effect.

     (c) After giving effect to the Acquisition, the Borrower and each of its Subsidiaries has, owns or possess the right to use all patents, patent applications, patent rights, service marks, service mark rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations, including authorizations under state securities laws, and other material rights as are necessary for the conduct of its business substantially as such business was conducted by the Acquired Company and its Subsidiaries prior to the Acquisition. All of the foregoing are in full force and effect, and each of the Borrower and its Subsidiaries is in material compliance with the foregoing without any known conflict with others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or affects the rights of any of the Borrower or its Subsidiaries thereunder which event would have a Material Adverse Effect. There is no litigation or other proceeding or dispute with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing.

     SS.6.8. LITIGATION. Except as set forth on SCHEDULE 6.8 attached hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, is reasonably likely, either in any case or in the aggregate, to have a Material Adverse Effect.

     SS.6.9. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has, in the judgment of the Borrower's officers, a Material Adverse Effect.

     SS.6.10. COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that is reasonably likely to result in the imposition of substantial penalties or have a Material Adverse Effect.

     SS.6.11. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     SS.6.12. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     SS.6.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or rights thereunder.

     SS.6.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     SS.6.15. CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 6.15 attached hereto and except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     SS.6.16. EMPLOYEE BENEFIT PLANS.

          SS.6.16.1. IN GENERAL. Except as set forth on SCHEDULE 6.16 attached hereto, each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and the persons handling plan funds as required by ss.412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          SS.6.16.2. TERMINABILITY OF WELFARE PLANS. Except as set forth on
     SCHEDULE 6.16 attached hereto, no Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws.

          SS.6.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the accrued benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities by more than $1,500,000.

          SS.6.16.4 MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

     SS.6.17. REGULATIONS U AND X. The proceeds of the Revolving Credit Loans shall be used for general corporate purposes including, without limitation, to consummate the Acquisition in accordance with the Acquisition Documents. No portion of any Revolving Credit Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     SS.6.18. REAL ESTATE. The Borrower has reasonable knowledge of the past and present condition and usage of the Real Estate presently owned or leased by the Borrower or any of its Subsidiaries and the operations conducted thereon and, based upon such knowledge, has determined that:

          (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect;

          (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

          (c) (i) no portion of the Real Estate has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and, to the knowledge of the Borrower, no underground tank or other underground storage receptacle for Hazardous Substances which is not in compliance with applicable Environmental Laws is located on any portion of the Real Estate;
     (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) by the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, by any other Person of Hazardous Substances on, upon, into or from the Real Estate, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties; and (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and

          (d) none of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

     SS.6.19. BROKER-DEALER SUBSIDIARIES. Each of the Broker-Dealer Subsidiaries is duly registered as a broker-dealer with the Securities Exchange Commission under the Exchange Act, is a member in good standing of the NASD and the securities exchanges listed on SCHEDULE 6.19(A) attached hereto and is duly registered, licensed or qualified as a broker or dealer under the laws of each jurisdiction listed on SCHEDULE 6.19(A) attached hereto. Each Broker-Dealer Subsidiary is in compliance with the Exchange Act and the rules and regulations thereunder applicable to it, the rules and regulations of the NASD applicable to it (including the NASD's rules of fair practice), the rules and regulations of the securities exchanges of which it is a member, and the laws of each jurisdiction where it is registered as a broker or dealer, except for such instances of non- compliance (a) that relate to a matter set forth on SCHEDULE 6.19(B) attached hereto or (b) the correction of which would not interfere significantly with the ability of such Broker-Dealer Subsidiary to conduct its business substantially as currently conducted or significantly diminish the value of the Borrower and its Subsidiaries, taken as a whole. Each of the Broker-Dealer Subsidiaries acts pursuant to written agreements and related documentation (collectively, the "Broker-Dealer Agreements") with parties to whom it provides broker dealer services. The Broker-

Dealer Agreements have not been modified by any terms that are not included in the Broker-Dealer Subsidiary's files, and none of the Broker-Dealer Subsidiaries has violated or is in default under, any Broker-Dealer Agreement, except for such violations or defaults that (a) relate to a matter set forth on SCHEDULE 6.19(C) attached hereto or (b) relate to the actions of a registered representative of such Broker-Dealer Subsidiary where the total liability, cost and expense relating to all such actions or complaints with respect to the conduct of such registered representative do not exceed $250,000.

     SS.6.20. ADVISORY SUBSIDIARIES. Each of the Advisory Subsidiaries is duly registered as an investment adviser with the Securities and Exchange Commission under the Advisers Act and is duly registered, licensed or qualified as an investment adviser under the laws of each jurisdiction listed on SCHEDULE 6.20(A) attached hereto. Each of the Advisory Subsidiaries is in compliance with the Advisers Act and the laws of each jurisdiction where it is registered as an investment adviser, except for such instances of non-compliance (a) that related to a matter set forth on SCHEDULE 6.20(B) attached hereto, or (b) the correction of which would not interfere significantly with the ability of such Advisory Subsidiary to conduct its business substantially as currently conducted or significantly diminish the value of the Borrower and its Subsidiaries, taken as a whole. Each of the Advisory Subsidiaries acts pursuant to an Advisory Agreement with parties to whom they provide investment advisory services. Each Advisory Agreement complies as to form with the requirements of the Advisers Act. The Advisory Agreements have not been modified by any terms, oral or otherwise, that are not included in the Advisory Subsidiaries' files, and none of the Advisory Subsidiaries has violated, or is in default under, any Advisory Agreement, except for such violations or defaults (a) that relate to a matter set forth on SCHEDULE 6.20(C) attached hereto, or (b) the correction of which would not interfere significantly with the ability of such Advisory Subsidiary to conduct its business substantially as currently conducted or significantly diminish the value of the Borrower and its Subsidiaries, taken as a whole.

     SS.6.21. INVESTMENT FUND CLIENTS. SCHEDULE 6.21 (as such schedule may be supplemented from time to time by the Borrower) sets forth a list of all agreements (the "Fund Agreements") pursuant to which the Borrower or any of its Subsidiaries performs investment advisory, administration or distribution services for the benefit of any Fund or Trust. Each Trust is registered as an investment company under the Investment Company Act. All outstanding shares of each Trust that are required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder or qualify for an exemption from registration thereunder and have been qualified for sale under applicable "blue sky" laws. No such registration statement contained, as of its effective date, and no prospectus or other offering material used in connection with the sale of shares of any Trust contained, as of any date on which it was used, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading. Each Fund Agreement complies as to form with the requirements of the Investment Company Act and, to the knowledge of the Borrower, has been adopted in compliance with the requirements of such Act. To the knowledge of the Borrower, the Fund Agreements have not been modified by any terms, oral or otherwise, that are not included in the Borrower's and the Subsidiaries' files and none of the Borrower or its Subsidiaries has any liability under any Fund Agreement, except for such violations or defaults (a) that relate to a matter set forth on
SCHEDULE 6.21 attached hereto or (b) the correction of which would not interfere significantly with the ability of the Borrower or any Subsidiary of the Borrower to conduct its business substantially as currently conducted or significantly diminish the value of the Borrower and its Subsidiaries, taken as a whole.

     SS.6.22. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. The Borrower is not an "investment company" as such term is defined in the Investment Company Act.

     SS.6.23. DISCLOSURE. None of this Credit Agreement, any of the other Loan Documents, any of the Acquisition Documents, any proxy statement sent to a Fund or a Trust in connection with the Acquisition, or any of the consent letters sent to the advisory clients of the Advisory Subsidiaries in connection with the Acquisition contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document or information not furnished by it) necessary in order to make the statements herein or in each such document not misleading.

     SS.6.24. FISCAL YEAR. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on December 31 of each year.

     SS.6.25. ACQUISITION DOCUMENTS. The Borrower has heretofore furnished to the Banks, true, complete and correct copies of the Acquisition Documents (including schedules, exhibits and annexes thereto). The Acquisition Documents have not subsequently been amended, supplemented, or modified and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby.

     SS.6.26. OTHER REPRESENTATIONS, ETC. (a) All of the representations and warranties of the Borrower made in the other Loan Documents and the Acquisition Documents are true and correct in all material respects. The Banks are entitled to rely on the Borrower's representations and warranties set forth in the Contribution Agreement with the same force and effect as though they were incorporated in this Credit Agreement.

     (b) The representations and warranties contained herein and in the other Loan Documents are the only representations and warranties made by the Borrower in connection with the transactions contemplated by this Credit Agreement.

     SS.7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Credit Loan or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans:

     SS.7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans and the commitment fees and Agent's fee provided for in this Credit Agreement, all in accordance with the terms of this Credit Agreement and the Notes.

     SS.7.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Boston, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     SS.7.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

     SS.7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

          (a) as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by nationally recognized independent certified public accountants;

          (b) as soon as practicable, but in any event not later than forty-five
     (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents in all material respects the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of EXHIBIT C attached hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.9 hereof and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

          (e) contemporaneously with the filing thereof with the New York Stock Exchange, copies of all quarterly Focus Reports of the Broker-Dealer Subsidiaries; and

          (f) from time to time such other financial data and information (including accountants' management letters) as the Agent or any Bank may reasonably request.

     SS.7.5. NOTICES.

          SS.7.5.1. DEFAULTS. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

          SS.7.5.2. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

          SS.7.5.3. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the

     Agent, in writing, in form and detail satisfactory to the Agent, within ten
     (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $2,000,000.

          SS.7.5.4. CLAIMS UNDER ACQUISITION DOCUMENTS. The Borrower will, immediately upon becoming aware thereof, give notice to the Agent in writing of any claims made under ss.9 of the Contribution Agreement.

     SS.7.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this ss.7.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that does not in the aggregate have a Material Adverse Effect.

     SS.7.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and, with respect to the Borrower, in accordance with the terms of the Security Agreement. The Borrower shall deliver to the Agent, no later than December 31, 1996, certified copies of all policies evidencing the Borrower's and its Subsidiaries' insurance.

     SS.7.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     SS.7.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

          SS.7.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such intervals as the Agent or any Bank may reasonably request, PROVIDED that, unless an Event of Default has occurred and is continuing, all such inspections shall be upon reasonable notice and at reasonable times and the Banks shall be only entitled to make one such inspection in any calendar quarter.

          SS.7.9.2. COMMUNICATION WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries, PROVIDED, however, that if no Event of Default has occurred and is continuing, any communication with the Borrower's accountants shall be coordinated through the Borrower and will not be conducted without the Borrower's participation. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this ss.7.9.2.

     SS.7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. (a) The Borrower will, and will cause each of its Subsidiaries to, comply with (i) the provisions of its charter documents and by- laws, (ii) all agreements and instruments by which it or any of its properties may be bound and (iii) all applicable decrees, orders, and judgments.

     (b) The Borrower will cause each of its Advisory Subsidiaries to maintain its registration as an investment adviser under the Advisers Act and each of its Broker-Dealer Subsidiaries to maintain its registration as a broker or a dealer under the Exchange Act, PROVIDED that nothing in this sentence shall prevent any such Subsidiary from discontinuing such registration if such discontinuation is, in the judgment of the Borrower, desirable for the conduct of their business and such discontinuations, in the aggregate, do not have a Material Adverse Effect. Each of the Borrower and its Subsidiaries will comply, and will use reasonable efforts to cause each Fund and Trust to comply to the extent applicable (subject to the discretion of its trustees or directors), with the Investment Company Act, the Advisers Act, the Exchange Act, the Securities Act (including the continued registration of the shares representing beneficial interests of, or common stock in, each Fund or Trust), the rules and regulations of the NASD, subchapter M of the Code (to the extent of each Fund's or Trust's continued qualification as a regulated investment company thereunder and subject to the Borrower's or the applicable Advisory Subsidiary's reasonable business judgment that such compliance is not in the interests of such Fund or Trust), the Commodities Act, any other law, statue, rule or regulation governing investment advisers, investment companies, broker-dealers, underwriters, custodians or transfer agents, including capital requirements, and all other valid and applicable statutes, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings.

     (c) If at any time while any Revolving Credit Loan or Note is outstanding or any Bank has any obligation to make Revolving Credit Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     SS.7.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon the request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in respect of a
Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

     SS.7.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans solely for general corporate purposes, including, without limitation, to consummate the Acquisition.

     SS.7.13. INTEREST RATE PROTECTION ARRANGEMENTS. Within 90 days after the Closing Date, the Borrower will enter into arrangements in form and substance satisfactory to the Agent (the "Interest Rate Protection Arrangements") which will protect the Borrower from the effect of increases in the interest rates applicable to a notional amount of at least 50% of the Total Commitment, and the Borrower will maintain such Interest Rate Protection Arrangements in effect for no less than two years. The Agent hereby acknowledges that an interest rate cap which is 200 basis points "out of the money" is satisfactory for purposes of this ss.7.13.

     SS.7.14. ADDITIONAL SUBSIDIARIES. (a) If, after the Closing Date, the Borrower acquires, either directly or indirectly, any Subsidiary, it will notify the Banks within three (3) Business Days of such acquisition and provide the Banks with an updated SCHEDULE 6.2(B).

     (b) The Borrower shall cause each of its Subsidiaries (other than Broker-Dealer Subsidiaries) that are not parties on the Closing Date to the Guaranty to execute and deliver to the Banks, on the date which is five (5) Business Days after such Person becomes a Subsidiary of the Borrower, an Instrument of Adherence to the Guaranty, together with such supporting documentation, including legal opinions and corporate authority documents as the Banks may reasonably request.

     (c) The Borrower shall cause each Broker-Dealer Subsidiary to execute and deliver to the Banks an Instrument of Adherence to the Guaranty, together with such supporting documentation, including legal opinions and corporate authority documents as the Banks may reasonably request, on the date which is five (5) Business Days after the later of (i) the date on which such Person becomes a Subsidiary of the Borrower and (ii) the date on which the net capital requirements under the Exchange Act are no longer applicable to such Broker-Dealer Subsidiary or permit the execution and delivery of such Instrument of Adherence by such Broker-Dealer Subsidiary.

     SS.7.15 FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

     SS.8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Credit Loan or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans:

     SS.8.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

          (b) current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.7.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) obligations under Capitalized Leases and in respect of other fixed asset financings whether or not characterized as Capitalized Leases not exceeding at any time (i) $27,000,000 in aggregate amount outstanding during the period from the Closing Date through March 31, 1997, (ii) $27,500,000 in aggregate amount outstanding during the period from April 1, 1997 through June 30, 1997, (iii) $28,000,000 in aggregate amount outstanding during the period from July 1, 1997 through September 30, 1997,
     (iv) $28,500,000 in aggregate amount outstanding during the period from October 1, 1997 through December 31, 1997, (v) $31,000,000 in aggregate amount outstanding during the period from January 1, 1998 through December 31, 1998, (vi) $33,000,000 in aggregate amount outstanding during the period from January 1, 1999 through December 31, 1999, (vii) $35,000,000 in aggregate amount outstanding during the period from January 1, 2000 through December 31, 2000, and (viii) $37,000,000 in aggregate amount outstanding at any time thereafter;

          (g) Indebtedness of the Subsidiaries existing on the date of this Credit Agreement and listed and described on SCHEDULE 8.1 attached hereto and any renewals, extensions or refinancings thereof, provided that such renewals, extensions or refinancings shall not increase (i) the amount of collateral securing such Indebtedness or (ii) the aggregate amount of such Indebtedness outstanding on the date hereof;

          (h) Indebtedness of a Broker-Dealer Subsidiary incurred in connection with standard and customary securities trading transactions, PROVIDED that such Indebtedness is either without recourse to any assets of such Broker-Dealer Subsidiary other than, or is fully secured by, the securities to which such securities trading transactions relate (the Banks hereby acknowledging that the form of agreement attached as SCHEDULE 8.1(H), when modified to provide that the Indebtedness to be incurred thereunder is either without recourse to any assets of the borrower thereunder other than, or is fully secured by, the securities to which securities transactions financed thereby relate, is satisfactory);

          (i) Indebtedness of a Subsidiary of the Borrower to the Borrower;

          (j) Indebtedness in respect of Interest Rate Protection Arrangements permitted under ss.7.13 hereof;

          (k) Indebtedness of the Borrower in respect of the subordinated notes issued to members of the Employee Group pursuant to ss.8.4(a) hereof; and

          (l) unsecured subordinated Indebtedness of the Borrower in respect of a Bridge Financing, PROVIDED that (i) no principal payments shall be made in respect of such Bridge Financing until the Obligations have been indefeasibly paid in full and the Commitments terminated except if (A) such repayment is made with the proceeds received by the Borrower from the sale of its Equity

     Securities, (B) such repayment is made within 120 days of the incurrence of such Bridge Financing and (C) no Event of Default shall have occurred and be continuing on the date of such repayment or shall occur as a result thereof, and (ii) all other terms and conditions of such Bridge Financing shall be satisfactory to the Majority Banks;

          (m) unsecured subordinated Indebtedness of the Borrower in addition to any Bridge Financing, PROVIDED, that (i) no principal payments shall be made in respect of such subordinated Indebtedness until the Obligations have been indefeasibly paid in full and the Commitments terminated and (ii) all other terms and conditions of such subordinated Indebtedness shall be satisfactory to the Majority Banks; and

          (n) Indebtedness of the Subsidiaries of the Borrower, in addition to the Indebtedness described elsewhere in this ss.8.1, in an aggregate amount not to exceed $10,000,000 outstanding at any time, PROVIDED that until such time as Freedom Capital has delivered an Instrument of Adherence to the Guaranty and a Stock Pledge Agreement as contemplated in ss.5.3 hereof, the aggregate outstanding Indebtedness of Freedom Capital shall not exceed $3,000,000 at any time.

     SS.8.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse, except that the Borrower and its Subsidiaries may sell assets to the extent permitted under ss.8.5.2 hereof; or
(vi) enter into, or permit to remain in effect, any agreement or arrangement by which such Person agrees not to encumber, mortgage, pledge, restrict or grant a security interest in any of its assets; PROVIDED that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

          (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

          (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.8.1(d) hereof;

          (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (f) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

          (g) presently outstanding liens listed on SCHEDULE 8.2 attached hereto and other liens securing renewals, extensions or refinancings of Indebtedness on SCHEDULE 8.1 to the extent permitted under ss.8.1(g);

          (h) liens in respect of Indebtedness of Broker-Dealer Subsidiaries permitted by ss.8.1(h) hereof;

          (i) liens filed in respect of Capitalized Leases permitted under ss.8.1(f) hereof;

          (j) liens in respect of securities repurchase agreements of a Broker-Dealer Subsidiary;

          (k) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents; and

          (l) involuntary liens which do not secure any obligation which is otherwise prohibited by this Agreement and which are removed or discharged within thirty (30) days so long as (i) the Borrower immediately (and in any event within ten days of imposition of the lien) gives the Banks written notice of the lien, (ii) the Borrower in the Banks' reasonable judgment is taking all reasonable steps to remove the lien, (iii) in the Banks' reasonable judgment there is a reasonable likelihood the lien will be removed and (iv) no foreclosure proceedings are instituted or execution levied.

     SS.8.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

          (a) in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

          (b) in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

          (c) in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's;

          (d) Investments existing on the date hereof and listed on SCHEDULE 8.3 attached hereto;

          (e) Investments by the Borrower with respect to Indebtedness permitted by ss.8.1(i) hereof so long as such entities remain Subsidiaries of the Borrower;

          (f) Investments in investment companies sponsored by the Borrower or any of its Subsidiaries for which any Advisory Subsidiary is or will become an investment adviser;

          (g) Investments consisting of the Guaranty and the Instruments of Adherence delivered after the Closing Date pursuant to ss.7.14 hereof;

          (h) Investments by the Borrower in Subsidiaries of the Borrower;

          (i) Investments by the Broker-Dealer Subsidiaries; and

          (j) Investments by the Borrower and Subsidiaries of the Borrower (other than the Broker-Dealer Subsidiaries), PROVIDED that the aggregate amount of such Investments does not exceed, at any time, an amount equal to
     (a) $10,000,000 PLUS (b) 100% of the net proceeds received by the Borrower from the sale by the Borrower of its Equity Securities after the Closing Date to the extent that such sale does not constitute an Equity Issuance PLUS (c) 50% of the Net Proceeds of any Equity Issuance MINUS (d) the amount of any such proceeds which are used make Capital Expenditures under ss.9.8 hereof;

PROVIDED, HOWEVER, that, with the exception of demand deposits referred to in ss.8.3(b) hereof such Investments by the Borrower will be considered Investments permitted by this ss.8.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

     SS.8.4. DISTRIBUTIONS. (a) The Borrower will not make any Distributions other than Distributions in respect of the redemption of Equity Securities owned by any member of the Employee Group in connection with the termination of such member's employment with the Borrower or any of its Subsidiaries PROVIDED THAT
(i) the Borrower shall not at any time during any fiscal year pay more than $1,250,000 in cash in respect of such Distributions (including payments made on the subordinated notes referred to below), net of the aggregate amount received by the Borrower in cash from the issuance of its Equity Securities to the Employee Group during the period commencing on the first day of such fiscal year and ending on the date of such Distribution (the "Cash Distribution Amount"), and (ii) the Borrower shall not make any such Distribution in cash if any Default or Event of Default has occurred and is continuing at the time of such Distribution, or would result therefrom. All Distributions in respect of the redemption of Equity Securities owned by any member of the Employee Group (A) in excess of the Cash Distribution Amount, (B) made during the continuance of a Default or an Event of Default or (C) which would cause a Default or Event of Default, shall be made by the Borrower pursuant to subordinated notes which are reasonably satisfactory to the Agent in all respects.

     (b) Except pursuant to applicable net capital requirements under the Exchange Act and agreements with securities exchanges, neither the Borrower nor any Subsidiary of the Borrower will enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary of the Borrower to make Distributions or extensions of credit to the Borrower (directly or indirectly through another Subsidiary) unless such agreements are reasonably acceptable to the Majority Banks, PROVIDED that to the extent that and for so long as the right of any Subsidiary of the Borrower to make Distributions or extensions of credit to the Borrower is restricted under any such agreement, such Subsidiary's net income shall not be included in the calculation of Consolidated EBITDA.

     SS.8.5. MERGER, CONSOLIDATION.

          SS.8.5.1 MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to consummate any merger or consolidation or any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) unless (a) no Default or Event of Default has occurred and is continuing at the time of any such merger, consolidation or acquisition or would result therefrom and (b) if the Borrower or any Guarantor is a party to any such merger or consolidation, the Borrower or such Guarantor is the surviving entity.

          SS.8.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, whether in one transaction or a series of transactions (other than the disposition of assets in the ordinary course of business, consistent with past practices), other than sales by any Broker-Dealer

     Subsidiary of Investments permitted under ss.8.3(i) hereof, if in any fiscal year such assets constitute 10% or more of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the first day of such fiscal year.

     SS.8.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred, other than any such arrangement which is permitted under ss.8.1(f) hereof.

     SS.8.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, (b) cause to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in accordance with applicable Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in accordance with applicable Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the environment) of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate in any material respect any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     SS.8.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

          (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code; or

          (e) permit or take any action which would result in the accrued benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than

     $3,000,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     SS.8.9. CHANGE IN TERMS OF EQUITY SECURITIES; ISSUANCE OF EQUITY SECURITIES BY SUBSIDIARIES. (a) The Borrower will not permit any of its Subsidiaries to effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's Equity Securities without the prior written consent of the Banks.

     (b) The Borrower will not permit any of its Subsidiaries to issue or sell any Equity Securities to any Person other than the Borrower or any wholly-owned Subsidiary of the Borrower.

     SS.8.10. FISCAL YEAR. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year end from that set forth in ss.6.24 hereof.

     SS.8.11. STOCKHOLDERS AGREEMENT. The Borrower will not cause or permit to remain in effect any amendment, waiver, modification or supplement to ss.2 of the Stockholders Agreement which would adversely affect the corporate governance and control rights of Lee as set forth in ss.2 of the Stockholder Agreement as in effect on the date hereof.

     SS.9. FINANCIAL COVENANTS OF THE BORROWER AND ITS SUBSIDIARIES.

     SS.9.1. LEVERAGE RATIO. The Borrower will not permit, as at the last day of each fiscal quarter, the Leverage Ratio to exceed 3.25 to 1.00.

     SS.9.2. DEBT SERVICE COVERAGE. The Borrower will not permit, as at the last day of each fiscal quarter ending during each period set forth below, the ratio of (a) the Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for the period consisting of the four consecutive fiscal quarters of the Borrower ending on such date (which shall include, if four consecutive fiscal quarters shall not have elapsed since the Closing Date, the Consolidated Operating Cash Flow of the Acquired Company and its Subsidiaries for the fiscal quarters ending prior to the Closing Date) to (b) the Total Debt Service of the Borrower for the period consisting of the four consecutive fiscal quarters of the Borrower ending on such date, PROVIDED, that if four fiscal quarters of the Borrower have not elapsed since the Closing Date, the Total Debt Service for the four consecutive fiscal quarters ending on such date shall be deemed to be the Total Debt Service of the Borrower for the fiscal quarters that have elapsed since the Closing Date on an annualized basis, to be less than or equal to the ratio set forth opposite such date below:

                  Period                               Ratio
                  ------                               -----

         March 31, 1997 through
           December 31, 1997                         1.50 to 1.00

         January 1, 1998 through
           December 31, 1998                         1.40 to 1.00

         January 1, 1999 through
           December 31, 1999                         1.20 to 1.00

         January 1, 2000 and thereafter              1.10 to 1.00


     SS.9.3. NET WORTH. The Borrower will not permit, at any time, the Consolidated Net Worth of the Borrower and its Subsidiaries to be less than (a) $60,000,000, PLUS, on a cumulative basis (b) 50% of positive Consolidated Net Income of the Borrower and its Subsidiaries earned during each fiscal year of the Borrower commencing with the fiscal year ending December 31, 1997, PLUS (c) 75% of the Net Proceeds of any Equity Issuance.

     SS.9.4. INTEREST COVERAGE. The Borrower will not permit, as at the last day of each fiscal quarter commencing with the fiscal quarter ending March 31, 1997, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for the period consisting of the four consecutive fiscal quarters of the Borrower ending on such date (which shall include, if four consecutive fiscal quarters shall not have elapsed since the Closing Date, the Consolidated EBITDA of the Acquired Company and its Subsidiaries for the fiscal quarters ending prior to the Closing Date), to (b) the Total Interest Expense of the Borrower for the period consisting of the four consecutive fiscal quarters of the Borrower ending on such date, PROVIDED that if four fiscal quarters of the Borrower have not elapsed since the Closing Date, the Total Interest Expense of the Borrower for the four consecutive fiscal quarters ending on such date shall be deemed to be the aggregate interest expense for the fiscal quarters that have elapsed since the Closing Date on an annualized basis, to be less than or equal to 4.00 to 1.00.

     SS.9.5. TANGIBLE NET CAPITAL. The Borrower will not permit, as at the end of any of the fiscal quarters set forth below, the combined Tangible Net Capital of Tucker Anthony and Sutro to be less than the percentage set forth opposite such fiscal quarter below of the Total Commitment as at the end of such fiscal quarter:



                 Fiscal                              Percentage of
                Quarter                             Total Commitment
                -------                             ----------------

           September 30, 1997                             50%
           December 31, 1997                              52%

             March 31, 1998                              56.5%
             June 30, 1998                                61%
           September 30, 1998                            65.5%
           December 31, 1998                              70%

             March 31, 1999                              73.75%
             June 30, 1999                               77.5%


           September 30, 1999                            81.25%
           December 31, 1999                              85%

             March 31, 2000                              88.75%
             June 30, 2000                               92.5%
           September 30, 2000                            96.25%
       December 31, 2000 and each                       100.00%
       fiscal quarter thereafter


     SS.9.6. SUBSIDIARY LEVERAGE RATIO. The Borrower will not permit, as at the last day of each fiscal quarter, the Subsidiary Leverage Ratio of any Broker-Dealer Subsidiary to exceed 11 to 1.

     SS.9.7. NET CAPITAL. The Borrower will not at any time permit (a) Tucker Anthony to have capital in an amount less than the amount of capital required to be maintained by it under applicable net capital requirements PLUS $14,000,000 or (b) Sutro to have capital in an amount less than the amount of capital required to be maintained by it under applicable net capital requirements PLUS $5,000,000.

     SS.9.8. CAPITAL EXPENDITURES. The Borrower will not make, and will not permit its Subsidiaries to make, Capital Expenditures that exceed, in the aggregate, an amount (the "Scheduled Capital Expenditures Amount") equal to (a) $4,500,000 during the period from the Closing Date through December 31, 1997,
(b) $5,000,000 during the period from January 1, 1998 through December 31, 1998, and (c) $6,000,000 during the period from January 1, 1999 through December 31, 1999 and (d) $7,000,000 in any fiscal year thereafter, PROVIDED that (i) if during any period the amount of Capitalized Expenditures permitted for that period is not so utilized, such unutilized amount may be utilized in the next succeeding period so long as the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year does not exceed $10,000,000 and (ii) for purposes of calculating this covenant, Capital Expenditures which are made with insurance proceeds paid with respect to any casualty loss and which are made to replace the assets with respect to which such insurance was paid shall be excluded. Notwithstanding the preceding sentence, the Borrower and its Subsidiaries may also make Capital Expenditures at any time in an amount not to exceed the sum of (i) 100% of the net proceeds received by the Borrower from the sale by the Borrower of its Equity Securities after the Closing Date, to the extent that such sale does not constitute an Equity Issuance PLUS (ii) 50% of the Net Proceeds of any Equity Issuance, MINUS the amount of any such proceeds which are used for Investments pursuant to ss.8.3(j) hereof.

     SS.10. CLOSING CONDITIONS. The obligations of the Banks to make the initial Revolving Credit Loans shall be subject to the satisfaction of the following conditions precedent on or before December 31, 1996:

     SS.10.1. LOAN DOCUMENTS; ACQUISITION DOCUMENTS.

     (a) Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

     (b) Each of the Acquisition Documents shall have been executed and delivered by the respective parties thereto and be in full force and effect. Each Bank shall be entitled to rely on the opinion delivered by Borrower's counsel in connection with the Acquisition. Each Bank shall have received certified copies of each of the Acquisition Documents.

     SS.10.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower, and each Active Subsidiary of the Borrower a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

     SS.10.3 CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     SS.10.4 INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of its Active Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Active Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Active Subsidiary, each of the Loan Documents and to which the Borrower or such Active Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

     SS.10.5 VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     SS.10.6 LIEN SEARCH CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from the Borrower and each of its Active Subsidiaries a completed and fully executed lien search certificate and the results of UCC searches with respect to its assets, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     SS.10.7. CERTIFICATES OF INSURANCE. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement.

     SS.10.8. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and the Acquisition and in form and substance satisfactory to the Banks.

     SS.10.9. OPINIONS OF COUNSEL. Each of the Banks and the Agent shall have received a favorable opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent from each of Hutchins, Wheeler & Dittmar, a Professional Corporation counsel to the Borrower and its Subsidiaries, and Goodwin, Procter & Hoar LLP, counsel to the Borrower and its Subsidiaries with respect to investment advisory matters.

     SS.10.10 PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the closing fee and the arrangement fee pursuant to ss.4.1. hereof.

     SS.10.11. CLOSING OF ACQUISITION. The Acquisition shall be simultaneously duly consummated on the Closing Date in accordance with the Acquisition Documents and none of the closing conditions or any of the other terms of the Acquisition Documents shall have been waived by the parties thereto. After giving effect to the Acquisition, the Borrower shall own all of the outstanding shares of common stock of the Acquired Company, free and clear of all security interests, liens and encumbrances, other than the security interest in favor of the Agent pursuant to the Stock Pledge Agreement.

     SS.10.12. CAPITAL CONTRIBUTIONS. The Agent shall have received evidence satisfactory to the Agent that the Borrower has received a capital contribution of no less than $75,000,000 in the aggregate consisting of (a) a capital contribution from Lee consisting of net cash proceeds to the Borrower of not less than $35,000,000, (b) a capital contribution from SCP consisting of net cash proceeds to the Borrower of not less than $7,500,000, and (c) a capital contribution from the Employee Group consisting of net cash proceeds to the Borrower of not less than $25,000,000, and that the Borrower has used all such proceeds to consummate the Acquisition. The terms and conditions of all of the above-described capital contributions to the Borrower shall be satisfactory to the Banks in all respects.

     SS.10.13. COMPLIANCE CERTIFICATE. The Borrower shall have delivered to the Banks a Compliance Certificate dated the Closing Date and reflecting on a PRO FORMA basis information accurate as of October 31, 1996.

     SS.10.14. FEDERAL RESERVE FORMS U-1. The Borrower shall have completed, executed and delivered to each Bank a Federal Reserve Form U-1 with respect to the transactions contemplated herein.

     SS.10.15. FINANCIAL CONDITION. The Banks shall have received the financial statements referred to in ss.6.4.1 hereof, the Banks shall be satisfied that such financial statements fairly present the business and financial condition of (a) the Borrower and its Subsidiaries and (b) the Acquired Company and its Subsidiaries, each as of the dates thereof and for the periods then ended, and the Banks shall be satisfied with the assets and liabilities of the Borrower reflected in the Pro Forma Balance Sheet. There shall have been no material adverse change in the business, operations, assets, liabilities or financial condition of Acquired Company and its Subsidiaries, taken as a whole, since the date of the financial statements delivered to the Banks pursuant to ss.6.4.1 hereof.

     SS.10.16. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects.

     SS.10.17. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement and the other Loan Documents shall be satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

     SS.11. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Revolving Credit Loan whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     SS.11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement and the other Loan Documents shall be true as of the date as of which they were made and, except with respect to the representation and warranty set forth in ss.6.2(a) hereof, shall also be true at and as of the time of the making of such Revolving Credit Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate will not have a Material Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     SS.11.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Revolving Credit Loan.

     SS.11.3 GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     SS.11.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

     SS.12. EVENTS OF DEFAULT; ACCELERATION; ETC.

     SS.12.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Revolving Credit Loans, the commitment fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within three (3) days of the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply with any of its covenants contained in ss.ss.5.3, 7, 8 or 9 hereof, (other than ss.7.7 or ss.7.14 hereof) or any of the covenants contained in any of the Security Documents;

          (d) (i) the Borrower shall fail to comply with ss.7.7 or ss.7.14 hereof and such failure shall not be remedied for twenty (20) days or (ii) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.12) for twenty
     (20) days after written notice of such failure has been given to the Borrower by the Agent;

          (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in excess of $5,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in excess of $5,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof and no waiver or forbearance arrangement shall be in effect with respect thereto;

          (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final, nonappealable judgment against the Borrower or any of its Subsidiaries that, with other outstanding final, nonappealable judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $1,000,000;

          (j) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests or liens in a substantial portion of the Collateral shall cease to be perfected or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) the Borrower or any ERISA Affiliate incurs any liability upon the termination of a Guaranteed Pension Plan to the PBGC or a Guaranteed

     Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $250,000 (provided that nothing in this clause shall preclude the Borrower or any ERISA Affiliate from making contributions in contemplation of any standard termination), the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $250,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), provided the Agent determines in its reasonable discretion that such event (A) is likely to result in liability of the Borrower to the PBGC or the Plan in an aggregate amount exceeding $250,000, and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of the Guaranteed Pension Plan; (ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan;

          (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any part of its business and such order shall have a Material Adverse Effect;

          (m) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

          (n) (i) at any time prior to a public offering of the Borrower's Equity Securities under the Securities Act (A) Lee shall, legally or beneficially, own less than 33-1/3% of the Equity Securities of the Borrower which it owns on the Closing Date, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Borrower, (B) Lee shall fail to maintain representation on the Board of Directors of the Borrower in the same proportion as its representation on the Closing Date or fails to maintain its corporate governance or control rights under ss.2 of the Stockholders Agreement, or
     (C) Lee shall, when the Consolidated Revenue of the Borrower and its Subsidiaries attributable to the Advisory Agreements for the most recently ended fiscal quarter exceeds 10% of all Consolidated Revenue of the Borrower and its Subsidiaries for such fiscal quarter, cause an "assignment" of the Advisory Agreements under the Investment Company Act or the Advisers Act and such Advisory Agreements shall have not been extended or replaced with other Advisory Agreements with terms not materially less favorable to the Borrower and its Subsidiaries and applicable fee rates not materially less than the previous terms and applicable fee rates or (ii) at any time after a public offering of the Borrower's Equity Securities under the Securities Act Lee shall, legally or beneficially, own less than 25% of the Equity Securities of the Borrower which it owns on the Closing Date, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Borrower; or

          (o) any Guarantor denies that it has any liability or obligations under the Loan Documents to which it is a party, or shall notify the Agent or any Bank of the Guarantor's intention to attempt to cancel or terminate the Guaranty to which it is a party or shall fail to observe any term, covenant, condition or agreement under any Loan Document to which it is a party;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in ss.ss.12.1(g) or 12.1(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     SS.12.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in ss.ss.12.1(g) or 12.1(h) hereof shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Revolving Credit Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Revolving Credit Loans to be made on such Drawdown Date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans. If any such notice is given to the Borrower the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to any of the Banks arising under other agreements or instruments.

     SS.12.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to ss.12.1 hereof, each Bank, if owed any amount with respect to the Revolving Credit Loans, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     SS.12.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence and during the continuance of any Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) FIRST, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral and supports the provision of adequate indemnity to the Agent against all taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) SECOND, to all other Obligations in such order or preference as the Majority Banks may determine; PROVIDED, HOWEVER, that distributions in respect of such Obligations shall be made (i) PARI PASSU among Obligations with respect to the Agent's fee payable under ss.4.2 hereof and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks PRO RATA; and PROVIDED, FURTHER, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) THIRD, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (d) FOURTH, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     SS.13. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Note held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by the Note held by such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Note held by its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     SS.14. THE AGENT.

     SS.14.1. AUTHORIZATION.

          (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The Co-Agent shall have no rights or responsibilities under this Credit Agreement or any of the other Loan Documents.

          (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

          (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

     SS.14.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. After an Event of Default has occurred and is continuing, the Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     SS.14.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     SS.14.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, any of the other Loan Documents or any instrument at anytime constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

     SS.14.5. PAYMENTS.

          SS.14.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          SS.14.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the

     Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          SS.14.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its PRO RATA share of any Revolving Credit Loan or (b) to comply with the provisions of ss.13 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Revolving Credit Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Revolving Credit Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Revolving Credit Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     SS.14.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

     SS.14.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.15 hereof), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     SS.14.8. AGENT AS BANK. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

     SS.14.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     SS.14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.14.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     SS.15. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) the reasonable fees, expenses and disbursements of the Agent's Special Counsel and any local counsel to the Agent incurred in connection with the preparation, of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder and any termination hereof, (c) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation of the Loan Documents and other instruments mentioned herein, (d) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or an Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (e) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this ss.15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     SS.16. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans; (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower comprised in the Collateral, (c) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.16 shall survive payment of satisfaction in full of all other obligations.

     SS.17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Revolving Credit Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

     SS.18. ASSIGNMENT AND PARTICIPATION.

     SS.18.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it) and the Notes held by it; PROVIDED that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in each case, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in a minimum amount of $5,000,000; (d) FNBB and its Affiliates shall at all times maintain a Commitment Percentage of at least 11.7647%; (e) The Bank of New York and its Affiliates shall at all times maintain a Commitment Percentage of at least 11.7647%; and
(f) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT I attached hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.18.3, be released from its obligations under this Credit Agreement.

     SS.18.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest;

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this

     Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.ss.6.4 and 7.4 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

     SS.18.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

     SS.18.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and

Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.18.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

     SS.18.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (a) each such participation shall be in an amount of not less than $5,000,000 (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the Commitment Amount of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     SS.18.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     SS.18.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.ss.12.1 or 12.2 hereof, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Revolving Credit Loans. If any Bank sells a participating interest in any of the Revolving Credit Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.ss.12.1 or 12.2 hereof to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Revolving Credit Loans to the extent of such participation.

     SS.18.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.16 hereof with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If the Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as the Reference Bank hereunder. Anything contained in this ss.18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     SS.18.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     SS.19. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, c/o Freedom Securities Corporation, One World Financial Center, 200 Liberty Street, New York, New York 10281, Attention:
     Kevin McKay, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, with copies to
     (i) Thomas H. Lee Company, 75 State Street, Boston, Massachusetts 02109,
     Attention: Thomas M. Hagerty and (ii) Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110, Attention: James Westra, Esq.;

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Carol Clark, Managing Director or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice, with a copy to Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110 Attention: Lea Anne Copenhefer, Esq.; and

          (c) if to any Bank, at such Bank's address set forth on SCHEDULE 1 attached hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     SS.20. GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS.19 HEREOF. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     SS.21. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     SS.22. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     SS.23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.25 hereof.

     SS.24. WAIVER OF JURY TRIAL. The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and
(b) acknowledges that the Agent and each of the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     SS.25. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by one or more or all of the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to ss.4.12 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the maturity of the Notes, the Commitment Amount or the Commitment Percentages of the Banks, and the amount of commitment fee hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks and this ss.25 may not be amended, no Guarantor may be released of its obligations under the Guaranty, and the Agent's lien on the Collateral may not be released without the written consent of all of the Banks; and the amount of the Agent's fee and ss.14 hereof may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     SS.26. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                         JHFSC ACQUISITION CORP.


                                         By: /s/ John Goldsmith
                                             -----------------------------------
                                             Name:
                                             Title:


                                         THE FIRST NATIONAL BANK OF
                                         BOSTON, individually and as Agent

                                         By: /s/ Carol A. Clark
                                             -----------------------------------
                                             Title:


                                         THE BANK OF NEW YORK, individually
                                         and as Co-Agent

                                         By: /s/ Daniel F. Klinger
                                             -----------------------------------
                                             Title: V.P.



                                         FLEET NATIONAL BANK

                                         By: /s/ Duly Authorized
                                             -----------------------------------
                                             Title: Vice President


                                         CREDIT LYONNAIS NEW YORK BRANCH

                                         By: /s/ Sebastian Rocco
                                             -----------------------------------
                                             Title: Sebastian Rocco
                                                    First Vice President